Exhibit 99.1

Spruce Power Reports Fourth Quarter and Full Year 2022 Results

DENVER, COLORADO (March 23, 2023) – Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce” or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today reported financial results for the quarter and full year ended December 31, 2022.

Business Highlights

●	Completed strategic transformation into pure play owner and operator of residential rooftop solar assets following exit of legacy Drivetrain and XL Grid operations

●	Completed four tax equity buyouts in 4Q, adding approximately $1.0 million in annual Adjusted EBITDA, and today announced the acquisition of the SEMTH Portfolio, adding approximately 22,500 residential solar customers

●	Reported total revenue of $18.1 million in 4Q2022, reflecting the first full quarter contribution of Spruce Power

●	Exited 4Q22 with approximately 51,000 customers and PV6 Gross Earning Assets of $739mm

●	Christian Fong became President and CEO on February 1, 2023

Management Commentary and Outlook

“We are proud of our accomplishments in 2022, highlighted by going public via the merger with XL Fleet and completing the strategic transformation from XL Fleet to Spruce Power quickly and effectively,” said Christian Fong, Spruce Power’s Chief Executive Officer. “More importantly, we are set up for success in the years ahead. The Company enters 2023 as a pure play owner and operator of residential rooftop solar assets with a substantial cash position to power our differentiated M&A-driven growth strategy for the foreseeable future. We are intensely focused on delivering performance across key metrics that will create value for customers and for shareholders. We are confident in our prospects, and excited to share our success with our new shareholders.”

Fong continued, “Today, we are proud to announce the acquisition of the SEMTH Portfolio. The transaction is in line with Spruce’s growth strategy and represents the largest acquisition in the company’s history. The addition of the SEMTH Portfolio significantly bolsters Spruce’s stable asset base through the addition of approximately 22,500 long-term customers and recurring customer collections of about $21 million. This acquisition is a solid first step as we start life as a public company and demonstrates our ability to execute step-change growth through our M&A driven strategy.

“Financial results for the fourth quarter of 2022 reflect the first full quarter of contribution from Spruce Power following the acquisition on September 9, 2022,” said Don Klein, Chief Financial Officer of Spruce Power. “In line with our previously announced review of strategic alternatives, we  exited the Drivetrain and XL Grid operations. As a result, both Drivetrain and XL Grid operations are presented as discontinued operations for the fourth quarter and full year 2022 financial results. In addition, we substantially completed integration and transition of corporate functions. With the completion of these strategic actions, Spruce is well-positioned to drive value for stakeholders. ”

Consolidated Financial Results

Revenue totaled $18.1mm for the fourth quarter of 2022, compared to $5.1mm for the third quarter of 2022 adjusted for discontinued operations. The sequential increase in revenue is attributable to a full quarter of contribution from Spruce Power following our acquisition completed on September 9, 2022.

Selling, general & administrative expenses were $28.6 million for the fourth quarter of 2022, compared to $27.0 million for the third quarter of 2022. SG&A expenses for the fourth quarter of 2022 include approximately $8.4 million of restructuring and restructuring related charges and $3.8 million in legal fees related to the previously disclosed class action complaints and SEC investigation.

For the fourth quarter 2022, net loss attributable to Spruce was $43.2 million, which includes a loss from continuing operations of $27.7 million and loss from discontinued operations of $14.7 million. Adjusted for certain items, the net loss for the fourth quarter of 2022 was $10.8 million.

Adjusted EBITDA totaled $3.5 million for the fourth quarter of 2022, compared to ($8.3) million for the third quarter of 2022.

Balance Sheet and Capital

Cash and cash equivalents and restricted cash as of December 31, 2022 totaled $240.1 million, compared to $271.6 million as of September 30, 2022. Cash used in the fourth quarter of 2022 included $9.3 million for debt principal payments and $7.6 million for distributions and buyout of tax equity partnerships. Total outstanding debt principal as of December 31, 2022, was $533.2 million. Spruce Power had 144.4 144,375,226 million shares of Common Stock outstanding as of December 31, 2022.

Key Operating Metrics

As of December 31, 2022, Spruce Power owned approximately 51,000 rooftop solar assets and contracts  across 16 U.S. states with an average remaining contract life of approximately 12.5 years. Combined portfolio generation for the three months ended December 31, 2022, was 76 thousand MWh of power. In addition, the Company also serviced approximately 30,000 third-party owned residential solar systems and third-party loans as of December 31, 2022. Gross Total Subscriber Value was $741 million as of December 31, 2022.

Conference Call Information

The Spruce Power management team will host a conference call to discuss its fourth quarter 2022 financial results today at 4:30 p.m. Eastern Time. The call can be accessed live over the telephone by dialing (888) 210-2654 and referencing Conference ID 248627. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of The Company’s website at www.sprucepower.com. A replay will be available shortly after the call and can be accessed by dialing (800) 770-2030. The passcode for the replay is 2486267. The replay will be available until April 6, 2023.

About Spruce Power

Spruce Power is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners and small businesses to own and maintain rooftop solar and battery storage. Our as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our company owns over70,000 rooftop solar assets and contracts  across the United States. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward looking statements, including but not limited to: expectations regarding the growth of the solar industry, home electrification, electric vehicles and distributed energy resources; the ability to successfully integrate XL Fleet and Spruce Power; the ability to identify and complete future acquisitions; the ability to develop and market new products and services; the effects of pending and future legislation; the highly competitive nature of the Company’s business and markets; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 31, 2022, subsequent Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Spruce Power reports certain non-GAAP financial information which have been reconciled to the nearest GAAP measures in the tables within this press release. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward looking financial information. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) and adding interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA and Adjusted Net Income (Loss):

We believe that adjusted EBITDA and Adjusted Net Income (loss), which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Subscriber Value Metrics

We believe Subscriber Value Metrics are helpful to management, investors, and analysts to understand the value of our business and to evaluate the estimated remaining value of our customer contracts, including present value implied from future, uncontracted sales of solar renewable energy credits generated from assets that the Company owns today.

●	Gross Total Subscriber Value reflects the remaining projected net cash flows from current customers discounted at 6% (“PV6”)

●	Projected cash flows include the customer’s initial agreement plus renewal

($ in millions)	As of December 31, 2022
Gross Contracted Subscriber Value(1)	$510
Gross Renewal Subscriber Value(2)	215
Uncontracted Renewable Energy Credits(3)	16
Gross Total Subscriber Value(4)	$741

(1)	Gross Contracted Subscriber Value represents the present value of the remaining net cash flows discounted at 6% during the initial term of the company’s customer agreements as of the measurement date. It is calculated as the present value of cash flows discounted at 6% that the company expects to receive from subscribers in future periods as set forth in customer agreements, after deducting expected operating and maintenance costs, equipment replacements costs, distributions to tax equity partners in consolidated joint venture partnership flip structures, and distributions to third party project equity investors. The calculation includes cash flows the company expects to receive in future periods from state incentive and rebate programs, contracted sales of solar renewable energy credits, and awarded net cash flows from grid service programs with utilities or grid operators.

(2)	Gross Renewal Subscriber Value is the forecasted net present value the company would receive upon or following the expiration of the initial customer agreement term, but before the 30th anniversary of the system’s activation in the form of cash payments during any applicable renewal period for subscribers as of the measurement date. The company calculates the Gross Renewal Subscriber Value amount at the expiration of the initial contract term assuming either a system purchase or a renewal and a 30-year customer relationship (although the customer may renew for additional years, or purchase the system), at a contract rate equal to 90% of the customer’s contractual rate in effect at the end of the initial contract term. After the initial contract term, a majority of the company’s customer agreements automatically renew on an annual basis and the rate is initially set at up to a 10% discount to then-prevailing utility power prices.

(3)	Uncontracted sales of solar renewable energy credits (RECs) based on forward market REC pricing curves, adjusted for liquidity discounts.

(4)	Gross Total Subscriber Value represents the sum of Gross Contracted Subscriber Value, Gross Renewal Subscriber Value and Uncontracted Renewable Energy Credits

Spruce Power Holding Corporation

Consolidated Statements of Operations

For the Three Months and Year Ended December 31, 2022 and 2021

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share and share amounts)	2022	2021	2022	2021
Revenues	$18,113	$-	$23,194	$-
Cost of revenues	7,975	-	9,949	-
Gross margin	10,138	-	13,245	-
Operating expenses:
Selling, general, and administrative expenses	28,586	11,576	73,118	35,094
Loss from operations	(18,448)	(11,576)	(59,873)	(35,094)
Other (income) expense:
Interest expense, net	7,920	4	10,062	39
Gain on extinguishment of debt	-	-	(4,527)	-
Loss on impairment	-	-	-	3,000
(Gain) loss on asset disposal	(851)	2,981	(580)	26
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	5	(547)	(535)	(565)
Change in fair value of warrant liability	(2)	(8,178)	(5,148)	(90,138)
Change in fair value of interest rate swaps	2,978	-	(5,554)	-
Other income	(787)	(18)	(912)	(58)
Net (loss) income from continuing operations	$(27,711)	$(5,818)	$(52,679)	$52,602
Net loss from discontinued operations	(14,719)	(9,306)	(40,112)	(23,812)
Net (loss) income	$(42,430)	$(15,124)	$(92,791)	$28,790
Less: Net income attributable to redeemable noncontrolling interests and noncontrolling interests	721	-	1,140	-
Net (loss) income attributable to stockholders	$(43,151)	$(15,124)	$(93,931)	$28,790
Net (loss) income attributable to stockholders per share, basic	$(0.30)	$(0.11)	$(0.66)	$0.21
Net (loss) income attributable to stockholders per share, diluted	$(0.30)	$(0.11)	$(0.66)	$0.19
Weighted-average shares outstanding, basic	144,123,212	139,570,367	142,692,003	138,457,416
Weighted-average shares outstanding, diluted	144,123,212	139,570,367	142,692,003	148,510,351

Spruce Power Holding Corporation

Consolidated Balance Sheets

December 31, 2022 and 2021

	As of December 31,
(In thousands, except share and per share amounts)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$220,321	$351,676
Restricted cash	19,823	150
Accounts receivable, net	8,336	-
Interest rate swap assets, current	10,183	-
Prepaid expenses and other current assets	5,316	310
Current assets of discontinued operations	10,977	22,469
Total current assets	274,956	374,605
Solar energy systems, net	395,826	-
Other property and equipment, net	342	252
Interest rate swap assets, non-current	22,069	-
Deferred rent assets	1,626	-
Right-of-use asset	2,802	146
Goodwill	128,548	-
Other assets	383	-
Long-term assets of discontinued operations	-	18,218
Total assets	$826,552	$393,221
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$25,314	$-
Accounts payable	2,904	697
Deferred revenue, current	39	-
Lease liability, current	834	51
Accrued expenses and other current liabilities	21,509	6,241
Current liabilities of discontinued operations	9,097	9,644
Total current liabilities	59,697	16,633
Long-term debt, net of current portion	474,441	-
Deferred revenue	452	-
Lease liability, non-current	2,426	91
Warrant liabilities	256	5,405
Contingent consideration	-	541
New market tax credit obligation	-	4,521
Other long-term liabilities	10	-
Long-term liabilities of discontinued operations	294	4,220
Total liabilities	537,576	31,411

Redeemable noncontrolling interests	85	-

Stockholders’ equity
Common stock, $0.0001 par value; 350,000,000 shares authorized at December 31, 2022 and December 31, 2021; 144,375,226 and 140,540,671 issued and outstanding at December 31, 2022 and 2021, respectively.	14	14
Additional paid-in capital	473,277	461,207
Noncontrolling interests	8,942	-
Accumulated deficit	(193,342)	(99,411)
Total stockholders’ equity	288,891	361,810
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$826,552	$393,221

Spruce Power Holding Corporation

Reconciliation of Non-GAAP Financial Measures

For the Three and Twelve Months Ended December 31, 2022 and 2021

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2022	2021	2022	2021
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
Net (loss) income attributable to stockholders	$(43,151)	$(15,124)	$(93,931)	$28,790
Net income attributable to noncontrolling interests	721	-	1,140	-
Interest expense, net	7,920	4	10,062	39
Impairment of goodwill and intangibles	877	-	9,483	-
Depreciation and amortization	5,507	682	8,419	1,756
EBITDA	(28,126)	(14,438)	(64,827)	30,585
Loss on discontinued operations	14,719	9,306	40,112	23,812
Gain on extinguishment of debt	-	-	(4,527)	-
Loss on impairment of investment	-	3,000	-	3,000
Restructuring charges (1)	8,394	5,534	9,939	5,534
Legal charges related to SEC investigation and shareholder lawsuits	3,809	-	9,553	-
Accreted contingent compensation obligation to sellers of World Energy	36	49	(77)	1,049
(Gain) loss on disposal of assets	(851)	(2,981)	(580)	26
Change in fair value of interest rate swaps	2,978	-	(5,554)	-
Change in fair value of obligation to issue shares of common stock	5	(547)	(535)	(565)
Meter upgrade campaign	483	-	663	-
Other one-time costs	216	-	332	-
Change in fair value warrant liabilities	(2)	(8,178)	(5,148)	(90,138)
Non-recurring acquisition/divestment expenses	1,828	-	16,544	498
Adjusted EBITDA	$3,489	$(8,255)	$(4,105)	$(26,199)

Spruce Power Holding Corporation

Reconciliation of Non-GAAP Financial Measures

For the Three and Twelve Months Ended December 31, 2022 and 2021

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2022	2021	2022	2021
Reconciliation of Net (Loss) Income to Adjusted Net Loss
Net (loss) income attributable to stockholders	$(43,151)	$(15,124)	$(93,931)	$28,790
Net income attributable to noncontrolling interests	721	-	1,140	-
Net loss on discontinued operations	14,719	9,306	40,112	23,812
Gain on extinguishment of debt	-	-	(4,527)	-
Loss on impairment of investment	-	3,000	-	3,000
Restructuring charges (1)	8,394	5,534	9,939	5,534
Legal charges related to SEC investigation and shareholder lawsuits	3,809	-	9,553	-
Accreted contingent compensation obligation to sellers of World Energy	36	49	(77)	1,049
(Gain) loss on disposal of assets	(851)	(2,981)	(580)	26
Change in fair value of interest rate swaps	2,978	-	(5,554)	-
Change in fair value of obligation to issue shares of common stock	5	(547)	(535)	(565)
Meter upgrade campaign	483	-	663	-
Other one-time costs	216	-	332	-
Change in fair value warrant liabilities	(2)	(8,178)	(5,148)	(90,138)
Non-recurring acquisition/divestment expenses	1,828	-	16,544	498
Adjusted Net Loss	$(10,815)	$(8,941)	$(32,069)	$(27,994)

(1)	Amount for the three months ended December 31, 2022 represents severance charges of $3.6 million and equity accelerations of $4.8 million. The amount for the twelve months ended December 31, 2022 also includes severance charges of $1.5 million relating to the the restructuring of the business in the first quarter.

For More Information

Investor Contact: investors@sprucepower.com

Media Contact: PR@sprucepower.com